Exhibit 99.1

  PRESS RELEASE

May 16, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2011 First Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three months ended March 31, 2011.

2011 First Quarter Financial Highlights

For the three months ended March 31, 2011, net loss totaled $1,084,000 compared to the $487,000 in net income for the three months ended March 31, 2010. After adjusting for $265,000 in TARP preferred stock dividends and the accretion of warrant discount, net loss charged to common shareholders for the three months ended March 31, 2011 were $1,349,000 or $0.47 per diluted share compared to income of $222,000 or $0.08 per diluted share for the three months ended March 31, 2010.

Other Financial Highlights include:

•	Consolidated assets increased 2.1% to $916,571,000 at March 31, 2011 from $897,754,000 at March 31, 2010.

•	Loans decreased 5.4% to $546,641,000 at March 31, 2011 compared to $577,964,000 at March 31, 2010.

•	Deposits increased 1.8% to $786,754,000 at March 31, 2011 from $772,927,000 at March 31, 2010.

•	Net interest income decreased 3.2 % to $6,768,000 for the three months ended March 31, 2011 from $6,995,000 for the same three-month period a year ago.

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Provision for loan losses charged to operations for the three months ended March 31, 2011 totaled $3,930,000, a decrease of 9.4% compared to $4,337,000 charged to operations for the fourth quarter ended December 31, 2010.

•	During the first quarter, the Company declared a common stock dividend of $0.07 per share, or $0.28 per share on an annualized basis, unchanged from the previous quarterly dividend.

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A. Dwight Utz, President and Chief Executive Officer, stated: “We still see some weakness in real estate in several of our markets, and we have continued to set aside higher loan loss reserves to compensate for those continued weaknesses. That said, we are positioned to move forward in 2011 with great expectations for the future. On May 20th we will convert our core processing system, and the positive impact this will have for ECB in the future cannot be overestimated. The technology platform that we will have available upon completion of our conversion will enhance our customer experience and significantly assist our associates with improved customer information and analytical reporting. This new technology will position us to execute our growth strategy moving into 2011 and beyond.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “From a financial perspective we have already absorbed some expenses associated with the conversion, particularly in the 4th quarter of 2010. On a go forward basis you will not see significant reductions in our systems related expenses because of the substantial upgrades that this conversion will result in; however, these upgrades are being achieved at little to no increase in our operating cost to the Company over current cost levels.”

Mr. Utz concluded, “The first quarter saw ECB Bancorp continuing to prepare for the future while continuing to deal with a sluggish economic recovery. The initial feedback from many of our customers dependent on the tourist trade is very positive for the summer of 2011, and we hope this might translate into another record year in tourism for our coastal communities. All in all, I am very optimistic for both the future of ECB and the communities we serve.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Factors that could influence the accuracy of statements in this report regarding completion of the conversion to the new system and benefits that we will gain, including the recoupment of recognized expense, include, but are not limited to, the possibility that we will encounter (a) unexpected delays in, costs associated with, or other problems in the course of, completion of our conversion to the new system, (b) unexpected compatibility issues associated with the new system, or (c) changes in our business or other factors which offset expected costs savings. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2011, December 31, 2010 and March 31, 2010

(Dollars in thousands, except per share data)

	March 31, 2011	December 31, 2010	March 31, 2010
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$10,176	$11,731	$10,133
Interest bearing deposits	30	20	877
Overnight investments	—	8,415	59,240

Total cash and cash equivalents	10,206	20,166	70,250

Investment securities
Available-for-sale, at market value (cost of $307,812, $275,883 and $196,068 at March 31, 2011, December 31, 2010, and March 31, 2010, respectively)	304,975	273,229	197,520

Loans held for sale	623	4,136	627

Loans	546,641	567,631	577,964
Allowance for loan losses	(15,219)	(13,247)	(11,329)

Loans, net	531,422	554,384	566,635

Real estate and repossessions acquired in settlement of loans, net	7,258	4,536	4,974
Federal Home Loan Bank common stock, at cost	4,571	4,571	5,116
Bank premises and equipment, net	26,716	26,636	25,114
Accrued interest receivable	4,808	5,243	4,706
Bank owned life insurance	9,028	8,954	8,731
Other assets	16,964	18,014	14,081

Total	$916,571	$919,869	$897,754

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$106,898	$104,932	$98,320
Demand, interest bearing	251,474	262,977	190,720
Savings	36,314	29,938	19,669
Time	392,068	388,094	464,218

Total deposits	786,754	785,941	772,927

Accrued interest payable	639	631	1,042
Short-term borrowings	17,421	11,509	20,877
Long-term obligations	27,500	34,500	14,500
Other liabilities	5,044	6,394	4,116

Total liabilities	837,358	838,975	813,462

Shareholders’ equity
Preferred stock, Series A	17,329	17,288	17,163
Common stock, par value $3.50 per share	9,974	9,974	9,974
Capital surplus	25,858	25,852	25,827
Warrants	878	878	878
Retained earnings	27,006	28,554	29,577
Accumulated other comprehensive income (loss)	(1,832)	(1,652)	873

Total shareholders’ equity	79,213	80,894	84,292

Total	$916,571	$919,869	$897,754

Common shares outstanding	2,849,841	2,849,841	2,849,841
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three months ended March 31, 2011 and 2010

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,357	$7,632
Interest on investment securities:
Interest exempt from federal income taxes	128	462
Taxable interest income	1,937	1,897
Dividend income	9	27
Other interest	7	2

Total interest income	9,438	10,020

Interest expense:
Deposits:
Demand accounts	557	317
Savings	53	12
Time	1,811	2,489
Short-term borrowings	69	56
Long-term obligations	180	151

Total interest expense	2,670	3,025

Net interest income	6,768	6,995
Provision for loan losses	3,930	3,000

Net interest income after provision for loan losses	2,838	3,995

Noninterest income:
Service charges on deposit accounts	765	823
Other service charges and fees	244	265
Mortgage origination fees	326	212
Net gain on sale of securities	26	1,289
Income from bank owned life insurance	74	74
Other operating income (expense)	(4)	5

Total noninterest income	1,431	2,668

Noninterest expenses:
Salaries	2,564	2,319
Retirement and other employee benefits	676	730
Occupancy	483	457
Equipment	559	467
Professional fees	271	288
Supplies	51	52
Telephone/data communications	169	183
FDIC insurance	326	333
Other outside services	181	118
Net cost of real estate and repossessions acquired in settlement of loans	18	334
Other operating expenses	946	957

Total noninterest expenses	6,244	6,238

Income (loss) before income taxes	(1,975)	425
Income tax benefit	(891)	(62)

Net income (loss)	(1,084)	487

Preferred stock dividends	224	224
Accretion of discount	41	41

Income (loss) available to common shareholders	$(1,349)	$222

Net income (loss) per share - basic	($0.47)	$0.08

Net income (loss) per share - diluted	($0.47)	$0.08

Weighted average shares outstanding - basic	2,849,841	2,848,839

Weighted average shares outstanding - diluted	2,849,841	2,848,969

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Income Statement Data:
Interest income	$9,438	$9,840	$9,982	$9,965	$10,020
Interest expense	2,670	2,926	3,005	2,932	3,025

Net interest income	6,768	6,914	6,977	7,033	6,995
Provision for loan losses	3,930	4,337	3,863	1,780	3,000
Net after provision expense	2,838	2,577	3,114	5,253	3,995
Noninterest income	1,431	3,661	3,800	1,866	2,668
Noninterest expense	6,244	8,307	6,379	5,916	6,238
Income (loss) before income taxes	(1,975)	(2,069)	535	1,203	425
Income tax expense (benefit)	(891)	(945)	(5)	246	(62)

Net income (loss)	(1,084)	(1,124)	540	957	487
Preferred stock dividend & accretion of discount	265	266	267	265	265

Net income (loss) available to common shareholders	$(1,349)	$(1,390)	$273	$692	$222

Per Share Data and Shares Outstanding:
Net income - basic	$(0.47)	$(0.49)	$0.10	$0.24	$0.08
Net income - diluted	(0.47)	(0.49)	0.10	0.24	0.08
Cash dividends	0.0700	0.0700	0.0700	0.0700	0.0700
Book value at period end	21.71	22.32	24.70	24.46	23.56
Dividend payout ratio	-14.89%	-14.29%	70.00%	29.17%	87.50%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,848,839
Diluted	2,849,841	2,849,841	2,849,841	2,849,936	2,848,969
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$916,571	$919,869	$932,209	$921,840	$897,754
Loans - gross	546,641	567,631	575,003	570,174	577,964
Allowance for loan losses	15,219	13,247	13,187	10,462	11,329
Investment securities	304,975	273,229	263,946	268,064	197,520
Interest earning assets	856,840	858,002	877,540	862,410	841,344
Premises and equipment, net	26,716	26,636	25,897	25,294	25,114
Total deposits	786,754	785,941	790,592	792,454	772,927
Short-term borrowings	17,421	11,509	13,534	22,408	20,877
Long-term obligations	27,500	34,500	34,500	14,500	14,500
Shareholders’ equity	79,213	80,894	87,632	86,918	84,292

Selected Performance Ratios (annualized):
Return on average assets	-0.48%	-0.48%	0.23%	0.43%	0.22%
Return on average shareholders’ equity	-5.38%	-5.15%	2.44%	4.48%	2.28%
Net interest margin	3.30%	3.23%	3.31%	3.52%	3.55%
Efficiency ratio	75.00%	77.28%	57.83%	63.94%	62.39%

Asset Quality Ratios:
Nonperforming loans to period-end loans	4.04%	3.89%	3.59%	3.37%	3.19%
Allowance for loan losses to period-end loans	2.78%	2.33%	2.29%	1.83%	1.96%
Allowance for loan losses to nonperforming loans	69%	60%	64%	54%	61%
Net charge-offs to average loans (annualized)	1.40%	2.99%	0.79%	1.83%	0.97%

Capital Ratios:
Tangible equity to total assets	6.75%	6.91%	7.55%	7.56%	7.48%
Equity-to-assets ratio	8.64%	8.79%	9.40%	9.43%	9.39%
Leverage Capital Ratio	8.42%	8.66%	8.79%	9.26%	9.26%
Tier 1 Capital Ratio	11.97%	12.08%	12.37%	12.78%	12.69%
Total Capital Ratio	13.24%	13.34%	13.63%	14.03%	13.95%